As filed with the Securities and Exchange Commission on August 3, 2020

Registration No. 333-236561

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOLDENWELL BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Nevada	2000	84-2896086
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

Goldenwell Biotech, Inc. 50 West Liberty Street, Suite 880 Reno, Nevada 89501 (440) 666-7999
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shuang Liu

Goldenwell Biotech, Inc.

50 West Liberty Street, Suite 880
Reno, Nevada 89501

(440) 666-7999

(Address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.
Law Offices of Thomas E. Puzzo, PLLC
3823 44th Ave. NE
Seattle, Washington 98105
Telephone No.: (206) 522-2256
Facsimile No.: (206) 260-0111

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities	Amount to Be	Offering Price	Aggregate	Amount of
to be Registered	Registered (1)	per Share (2)	Offering Price	Registration Fee
Common Stock, par value $0.0001 per share	1,600,000	$0.05	$80,000	$10.38 (3)

(1)	The company may not sell all of the shares, in fact it may not sell any of the shares. For example, if only 50% of the shares are sold, there will be 800,000 shares sold and the gross proceeds will be $40,000.
(2)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.
(3)	The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(4)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price of the shares that were sold to our shareholders in a private placement pursuant to an exemption from registration under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED AUGUST 3 , 2020

1,600,000 OF COMMON STOCK OFFERED BY GOLDENWELL BIOTECH, INC.

This is the initial public offering (the “Offering”) of common stock of Goldenwell Biotech, Inc. and no public market currently exists for the securities being offered. We are offering for sale a total of up to 1,600,000 shares of our common stock at a fixed price of $0.05 per share. We estimate our total offering registration costs to be approximately $11,510. There is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. None of the funds from the offering will be placed in an escrow, trust or similar account, but will be available to us immediately. The Offering will commence promptly on the date upon which the registration statement is declared effective with the Securities and Exchange Commission (the “SEC”) and will conclude upon the earlier of (i) when the Offering period ends (90 days from the effective date of this prospectus), (ii) the date when the sale of all 1,600,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the Offering prior to the completion of the sale of all 1,600,000 shares registered under the Registration Statement of which this Prospectus is part. The Offering is being conducted on a self-underwritten, best efforts basis, which means our officers and directors will attempt to sell the shares in reliance on the safe harbor from broker-dealer registration under Rule 3a4-1 of the Securities Exchange of 1934, as amended (the “Exchange Act”). This prospectus will permit our directors to sell the shares directly to the public. No commission or other compensation related to the sale of the shares will be paid to the directors. We are making this Offering without the involvement of underwriters or broker-dealers.

	Offering Price Per share	Commissions	Proceeds to Company After Expenses if 25% of the shares are sold	Proceeds to Company After Expenses if 50% of the shares are sold	Proceeds to Company After Expenses if 75% of the shares are sold	Proceeds to Company After Expenses if 100% of the shares are sold
Common Stock	$0.05	Not Applicable	$20,000	$40,000	$60,000	$80,000
Totals	$0.05	Not Applicable	$20,000	$40,000	$60,000	$80,000

We may receive no proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that has not received enough proceeds from the offering to begin operations and has no market for its shares.

No public market currently exists for our common stock being offered hereby. Our common stock is presently not listed on any national securities exchange or reported on any quotation system. Subsequent to the initial filing date of the registration statement on Form S-1, in which this prospectus is included, we may have an application filed on our behalf by a market maker for approval of our common stock for quotation on the OTC Markets Group, Inc. No assurance can be made, however, that we will choose to file such an application or will be able to locate a market maker to submit such application or that such application will be approved. We intend to go forward with the Offering whether the application is not approved or not.

 -i-

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”). For more information, see the prospectus section titled “Emerging Growth Company Status” starting on page 2.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates, or by meeting the conditions of Rule 144(i). Because we are a shell company, the Rule 144 safe harbor is not available for the resale of any restricted securities issued by us in any subsequent unregistered offering. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

The Company is currently in the development stage and has minimal operations and revenues to date and there can be no assurance that the company will be successful in furthering its operations and/or revenues. Persons should not invest unless they can afford to lose their entire investment.

Investing in our securities involves a high degree of risk. You should purchase these shares of common stock only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

 -ii-

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company”, “we”, “our”, “us”, “Goldenwell” refer to Goldenwell Biotech, Inc., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

OUR COMPANY

Corporate Background and Business Overview

Goldenwell Biotech, Inc. was incorporated under the laws of the state of Nevada on August 20, 2019. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act, since we have a specific business plan or purpose. Neither the Company, its affiliates nor its promoters have had preliminary contact or discussions with, nor does the Company, its affiliates or its promoters have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger. Neither the Company, its affiliates nor its promoters intend for the Company, once it is a reporting company, to be used as a vehicle for a private company to become a reporting company.

We are nutraceutical and dietary supplements products company, which plans to develop, manufacture and market five products made primarily from Chinese herbal extracts. Our five products we plan to develop, manufacture and market are:

•	Bovine Cardiac vascular active peptide;
•	Double Proline AG – 3D Active Collagen peptide
•	Cartilage Peptide – Type II collagen peptide
•	DNA Repair
•	Sugar Master

Our fiscal year end is December 31, and we have no subsidiaries. Our business offices are currently located at 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

Certain Information about this Offering

	Offering Price Per share	Commissions	Proceeds to Company After Expenses if 25% of the shares are sold	Proceeds to Company After Expenses if 50% of the shares are sold	Proceeds to Company After Expenses if 75% of the shares are sold	Proceeds to Company After Expenses if 100% of the shares are sold
Common Stock	$0.05	Not Applicable	$20,000	$40,000	$60,000	$80,000
Totals	$0.05	Not Applicable	$20,000	$40,000	$60,000	$80,000

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained.  Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Emerging Growth Company

We are an ‘‘emerging growth company’’ within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “Risk Factors—Risks Related to this Offering and our Common Stock – We are an ‘emerging growth company’ and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors” on page 10 of this prospectus.

Shuang Liu serves as our President and Chairman of the Board of Directors. Our other members of the board of directors are Hua Xie, Li Yang and Shuang Liu. We are a development stage company that has generated no revenues and has had limited operations to date. From August 20, 2019 (date of inception) to March 31, 2020, we have incurred accumulated net losses of $4,640. As of March 31, 2020 we had total assets of $251,564 and total liabilities of $0 . We have offered and sold and issued an aggregate of 80,000,000 shares of our common stock since our inception through the date of this Prospectus. 41,000,000, or 51.2%, of the shares are held collectively by our President, Treasurer and director, Shuang Liu, and Shuang Liu, our Secretary.

Due to the uncertainty of our ability to meet our current operating and capital expenses, our independent auditors have included a going concern opinion in their report on our audited financial statements for the period ended December 31, 2019. The notes to our financial statements contain additional disclosure describing the circumstances leading to the issuance of a going concern opinion by our auditors.

THE OFFERING

The Offering

Securities offered:	We are offering up to 1,600,000 of our common stock.

Offering price:	We will offer and sell our shares of common stock at a fixed price of $0.05 per share.

Shares outstanding prior to offering:	80,000,000

Shares outstanding after offering:	81,600,000

Market for the common shares:

There is no public market for our shares.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the OTC Markets. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We intend to use the net proceeds from the sale of our 1,600,000 shares (after deducting estimated offering expenses payable by us) for professional fees, further development of our website, administration expenses, and marketing and advertising. See “Use of Proceeds” on page 17 for more information on the use of proceeds.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our unaudited financial statements for the three months ended March 31, 2020.  Our working capital as at March 31, 2020 was $246,593.

March 31, 2020 ($)

Financial Summary (Audited)
Cash and Deposits	251,564
Total Assets	251,564
Total Liabilities	0
Total Stockholder’s Equity	251,564

Three months ended March 31, 2020 ($)

Consolidated Statements of Expenses and Comprehensive Loss
Total Operating Expenses	2,539
Net Loss for the Period	(2,329)

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the year ended December 31, 2019 were prepared assuming that we will continue our operations as a going concern. We were incorporated on August 20, 2019 and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

The proceeds of this offering, if any, may not be sufficient to fund planned operations and may not even cover the costs of the offering and you may lose your entire investment.

We are offering a maximum of 1,600,000 shares of our common stock at $0.05 per share, however there is no minimum to our offering. Funds we raise in this offering, if any, may not be sufficient to fund our planned operations and may not even cover the costs of this offering. If we are not able to raise any funds in this offering, our company will be in a worse financial position then prior to commencement of the offering as we will still incur the costs of this offering. If we do not raise sufficient funds in this offering to fund our operations or even cover the costs of this offering, you may lose your entire investment.

There is uncertainty regarding our ability to continue as a going concern, indicating the possibility that we may be required to curtail or discontinue our operations in the future. If we discontinue our operations, you may lose all of your investment.

We have incurred net losses of $ 4,640 from our inception on August 20, 2019 to March 31, 2020 and have completed only the preliminary stages of our business plan. We anticipate incurring additional losses before realizing any revenues and will depend on additional financing in order to meet our continuing obligations and ultimately, to attain profitability. We anticipate that our current cash assets will be extinguished by December 31, 2020. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. If we are unable to obtain additional financing from outside sources and eventually produce enough revenues, we may be forced to sell our assets, or curtail or discontinue our operations. If this happens, you could lose all or part of your investment.

We are in an early stage of development. If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

We were incorporated on August 20, 2019. We have no products ready to sell, and we have not earned any revenues to date. Our business prospects are difficult to predict because of our limited operating history, early stage of development, and unproven business strategy. Our primary business activities will be focused on the development of our nutraceutical and dietary supplements business. Although we believe that our business plan has significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives. If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

We expect to suffer losses in the immediate future that may cause us to curtail or discontinue our operations.

We expect to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development of our nutraceutical and dietary supplements business, generally. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will almost certainly fail.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan. We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months. If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing. Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

The nutraceutical and dietary supplements industry is extremely competitive, and if we are not able to compete successfully against other nutraceutical and dietary supplements producers, we will not be able operate our business and investors will lose their entire investment.

The nutraceutical and dietary supplements industry is extremely competitive and rapidly changing. We currently and in the future face competitive pressures from numerous actual and potential competitors. Many of our current and potential competitors in the nutraceutical and dietary supplements business have substantial competitive advantages than we have, including:

  longer operating histories;
  significantly greater financial, technical and marketing resources;
  greater brand name recognition;
  existing customer bases; and
  commercially accepted products.

Our competitors may be able to respond more quickly to new or emerging technologies and changes in the nutraceutical and dietary supplements industry and devote greater resources to identify, develop and market new products, and distribute and sell their products than we can.

The loss of the services of Shuang Liu, our President and Chairman, or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our products.

The development of our nutraceutical and dietary supplements business and the marketing of our prospective products will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers who are developing our business, and on our ability to identify and retain competent consultants and employees with the skills required to execute our business objectives. The loss of the services of Shuang Liu or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services, which could adversely affect our financial results and impair our growth.

Our officers and directors are engaged in other activities and may not devote sufficient time to our affairs, which may affect our ability to conduct operations and generate revenues.

Our officers and directors have existing responsibilities and has additional responsibilities to provide management and services to other entities. We initially expect our three officers and directors to each spend approximately 6 hours a week on the business of our company. As a result, demands for the time and attention from our Company and other entities may conflict from time to time. Because we rely primarily on each of our officers and directors to maintain our business contacts and to promote our products, our officers’ and directors’ limited devotion of time and attention to our business may hurt the operation of our business.

We are a development stage, nutraceutical and dietary supplements company, with no experience in the market, and failure to successfully compensate for this inexperience may adversely impact our operations and financial position.

We operate as development stage, nutraceutical and dietary supplements company, with few substantial tangible assets in a highly competitive industry. We have little operating history, no customer base and little revenue to date. This makes it difficult to evaluate our future performance and prospects. Our prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition, including:

  our business model and strategy are still evolving and are continually being reviewed and revised;
  we may not be able to raise the capital required to develop our initial customer base and reputation;
  we may not be able to successfully implement our business model and strategy; and
  our management consists of one person, Shuang Liu, our President and Chairman.

We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. If we are unable to do so, our business will not be successful and the value of your investment in our company will decline.

Our failure to protect our intellectual property and proprietary technology may significantly impair our competitive advantage.

Our success and ability to compete depend in large part upon protecting our proprietary technology. We rely on a combination of patent, trademark and trade secret protection, nondisclosure and nonuse agreements to protect our proprietary rights. The steps we have taken may not be sufficient to prevent the misappropriation of our intellectual property, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. The patent and trademark law and trade secret protection may not be adequate to deter third party infringement or misappropriation of our patents, trademarks and similar proprietary rights.

In addition, patents issued to the us may be challenged, invalidated or circumvented. Our rights granted under those patents may not provide competitive advantages to us, and the claims under our patent applications may not be allowed. We may be subject to or may initiate interference proceedings in the United States Patent and Trademark Office, which can demand significant financial and management resources. The process of seeking patent protection can be time consuming and expensive and patents may not be issued from currently pending or future applications. Moreover, our existing patents or any new patents that may be issued may not be sufficient in scope or strength to provide meaningful protection or any commercial advantage to us.

We may in the future initiate claims or litigation against third parties for infringement of our proprietary rights in order to determine the scope and validity of our proprietary rights or the proprietary rights of our competitors. These claims could result in costly litigation and the diversion of our technical and management personnel.

We may face costly intellectual property infringement claims, the result of which would decrease the amount of cash we would anticipate to operate and complete our business plan.

We anticipate that from time to time we will receive communications from third parties asserting that we are infringing certain patents and other intellectual property rights of others or seeking indemnification against alleged infringement. If anticipated claims arise, we will evaluate their merits. Any claims of infringement brought of third parties could result in protracted and costly litigation, damages for infringement, and the necessity of obtaining a license relating to one or more of our products or current or future technologies, which may not be available on commercially reasonable terms or at all. Litigation, which could result in substantial cost to us and diversion of our resources, may be necessary to enforce our patents or other intellectual property rights or to defend us against claimed infringement of the rights of others. Any intellectual property litigation and the failure to obtain necessary licenses or other rights could have a material adverse effect on our business, financial condition and results of operations.

An increase in the cost and shortage of supply of key raw materials could adversely affect our business.

Our products are composed of certain key raw materials, including bovine heart, bovine cardiac vascular tissues, bovine and ox tendon, bovine or pig cartilage bone, selenium rich yeast, methylselenocysteine, bitter melon, and selenium rich yeast. If the cost of these raw materials were to increase significantly, it could result in a significant increase in our production. Raw material prices may increase in the future and we may not be able to pass on such increases to our customers. A significant increase in the price of raw materials that cannot be passed on to customers could have a material adverse effect on our results of operations and financial condition. In addition, if we no longer are able to obtain products from one or more of our suppliers on terms reasonable to us or at all, our revenues could suffer. Events such as the threat of political or social unrest, or the perceived threat thereof, may also have a significant impact on raw material prices and transportation costs for our products. In addition, the interruption in supply of certain key raw materials essential to the manufacturing of our products may have an adverse impact on our suppliers’ ability to provide us with the necessary products needed to maintain our customer relationships and an adequate level of sales.

Although many of the ingredients in our current dietary supplement products are vitamins, minerals, and other substances for which there is a long history of human consumption, they also contain innovative ingredients or combinations of ingredients. While we believe that all of these products and the combinations of ingredients in them are safe when taken as directed, the products could have certain undesirable side effects if not taken as directed or if taken by a consumer who has certain medical conditions. In addition, these products may not have the effect intended if they are not taken in accordance with certain instructions, which include certain dietary restrictions. Furthermore, there can be no assurance that any of the products, even when used as directed, will have the effects intended or will not have harmful side effects in an unforeseen way or on an unforeseen cohort. If any of our products or products we develop or commercialize in the future are shown to be harmful or generate negative publicity from perceived harmful effects, our business, financial condition, results of operations, and prospects could be harmed significantly.

Our business is subject to inherent risks relating to product liability and personal injury claims.

As a manufacturer of products designed for human consumption, we are subject to product liability claims if the use of our products is alleged to have resulted in injury. Our products consist of minerals, herbs and other ingredients that are classified as foods or dietary supplements and are not subject to pre-market regulatory approval in the United States. Our products could contain contaminated substances, and some of our products contain ingredients that do not have long histories of human consumption. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur. We may also be obligated to recall affected products. If we are found liable for product liability claims, we could be required to pay substantial monetary damages. Furthermore, even if we successfully defend ourselves against this type of claim, we could be required to spend significant management, financial and other resources, which could disrupt our business, and our reputation as well as our brand name may also suffer. We, like many other similar companies in China, do not carry product liability insurance. As a result, any imposition of product liability could materially harm our business, financial condition and results of operations. In addition, we do not have any business interruption insurance due to the limited coverage of any available business interruption insurance in China, and as a result, any business disruption or natural disaster could severely disrupt our business and operations and significantly decrease our revenue and profitability.

We are dependent on our President and Chief Executive Officer, without whose services company business operations could cease.

At this time, Shuang Liu, our President and one of our three directors, is wholly responsible for the development and execution of our business plan. Our President and Chief Executive is under no contractual obligation to remain employed by us, although he has no present intention to leave. If our President and Chief Executive Officer should choose to leave us for any reason before we have hired additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business as described herein or would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Because we are a shell company, it will likely be difficult for us to obtain additional financing by way of private offerings of our securities.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the holders of securities purchased in private offerings of our securities we make to investors will not be able to rely on the safe harbor from being deemed an underwriter under SEC Rule 144 in order to resell their securities. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

Because we are a shell company, you will not be able to resell your shares in certain circumstances, which could hinder the resale of your shares.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates, or by meeting the conditions of Rule 144(i). Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. Additionally, though exemptions, such as Section 4(1) of the Securities Act may be available for non-affiliate holders our shares to resell their shares, because we are a shell company, a holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144. “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

Because we will likely have fewer than three hundred shareholders of record, we will likely be able to terminate our reporting obligations, and if we do that, our shares of common stock will not be eligible for quotation on the OTC Markets.

We will be required to file reports with the SEC only for the fiscal year in which the registration statement for this offering becomes effective. In order to continue to be obligated to file reports either we would have to voluntarily file a Registration Statement on SEC Form 8-A, as we presently intend, or we would be obligated to file a Registration Statement SEC Form 8-A if on the last day of our fiscal year in which the registration statement for this offering becomes effective we have more than $10 million in assets and either 2,000 or more record holders or 500 or more record holders who are not “accredited investors.” If we were to cease reporting, you will not have access to updated information regarding the Company’s business, financial condition and results of operation.  Upon suspension of reporting obligations, although the Company may continue to file reports with the SEC, such filings will be voluntary.   If we terminate or suspend our reporting obligations to the SEC, our shares of common stock will not be eligible for quotation on the OTC Markets, and as a result, your entire investment may be lost.

Additionally, if we do not file a Registration Statement on Form 8-A we will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC regarding their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets outside the United States.

Substantially all of our assets are currently located outside of the United States. Additionally, two of three of our officers and directors reside outside of the United States, in China and Australia, respectively.  As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Moreover, we have been advised the China and Australia do not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and Australia would permit effective enforcement of criminal penalties of the Federal securities laws. The United States does not have an extradition treaty with China.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will not rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

We incur costs associated with SEC reporting compliance, which may significantly affect our financial condition.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We will incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys’ fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $25,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following June 30.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and material events) with the SEC which will be immediately available to the public for inspection and copying. In the event during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file such periodic reports with the SEC and access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders as proscribed by the Exchange Act, as amended. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that access to information regarding our business and operations will be limited.

RISKS ASSOCIATED WITH OUR SECURITIES

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

Our shares of common stock do not trade on any exchange and are not quoted over-the-counter. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Markets. We cannot guarantee that our application will be accepted or approved and our stock quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

If you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of your investment.

The initial public offering price of our common stock is substantially higher than the net tangible book deficit per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book deficit per share after this offering. Based on the initial public offering price of $0.05 per share and assuming the sale of all of shares of common stock in this offering, you will experience immediate dilution of $0.046 per share, representing the difference between our pro forma net tangible book deficit per share after giving effect to this offering and the initial public offering price. In addition, purchasers of common stock in this offering will have contributed 24.4% of the aggregate price paid by all purchasers of our stock but will own only approximately 1.8% of our common stock outstanding after this offering. See “Dilution” for more detail.

Because there is no escrow, trust or similar account, the offering proceeds could be seized by creditors or by a trustee in bankruptcy, in which case investors would lose their entire investment.

Any funds that we raise from our offering of 1,600,000 shares of common stock will be immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from our offering of 1,600,000 shares of common stock in an escrow, trust or similar account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscription funds.  As such, it is possible that a creditor could attach your subscription funds which could preclude or delay the return of money to you.  If that happens, you will lose your investment and your funds will be used to pay creditors.

Our common stock is subject to the “penny stock” rules of the SEC and there is no trading market in our securities, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

A DTC “Chill” on the electronic clearing of trades in our securities in the future may affect the liquidity of our stock and our ability to raise capital.

In the event that our common stock becomes DTC eligible, because our common stock will be considered a “penny stock,” there is a risk that the Depository Trust Company (“DTC”) may place a “chill” on the electronic clearing of trades in our securities. This may lead some brokerage firms to be unwilling to accept certificates and/or electronic deposits of our stock and other securities and also some may not accept trades in our securities altogether. If our common stock is ever quoted on the OTC Markets, as we endeavor, a future DTC chill would affect the liquidity of our securities and make it difficult to purchase or sell our securities in the open market. It may also have an adverse effect on our ability to raise capital because investors may be unable to easily resell our securities into the market. Our inability to raise capital on terms acceptable to us, if at all, could have a material and adverse effect on our business and operations.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 300,000,000 shares of common stock.  As of the date of this prospectus, the Company had 80,000,000 shares of common stock, and no shares of preferred stock, issued and outstanding. Accordingly, we may issue up to an additional 220,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Two of our insiders beneficially own a significant portion of our stock, and accordingly, may have control over stockholder matters, our business and management.

As of the date of this prospectus, Shuang Liu, our Chief Executive Officer, and a director, beneficially owns 41,000,000 shares of our common stock in the aggregate, or 51.2% of our issued and outstanding shares of common stock. Li Yang, our Treasurer, beneficially owns 10,000,000 shares of our common stock, or 12.5% of our issued and outstanding shares of common stock. Even assuming the sale of all 1,600,000 shares of our common stock in this offering, Mr. Liu will control 50.2% of the issued and outstanding shares of our common stock. Therefore, Mr. Liu, will have the ability, by way of his majority holding of our issued and outstanding shares of common stock, to:

•	Elect or defeat the election of our directors;
•	Amend or prevent amendment of our Articles of Incorporation or Bylaws;
•	effect or prevent a merger, sale of assets or other corporate transaction; and
•	affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our insiders, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our officers and directors, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our Shuang Liu, our Chief Executive Officer, and a director; Hua Xie, our Secretary and a director; and Li Yang, our Treasurer and a director, none of whom will receive any commission. They will offer the shares to friends, family members, and business associates, however, there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any state or territory of the United States.  Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering,

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of our company.

Though not now, in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. Stockholders may never be able to sell shares when desired.  Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

USE OF PROCEEDS

Our public offering of 1,600,000 is being made on a self-underwritten basis:  no minimum number of shares must be sold in order for the offering to proceed. The net proceeds to us from the sale of up to 1,600,000 shares offered at a public offering price of $0.05 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $11,510 for accounting, printing and other costs in connection with this offering (see “Other Expenses of Issuance and Distribution” in Part II). We will not maintain an escrow account for the receipt of proceeds from the sale of our shares.

The following table sets forth the uses of proceeds from the primary offering would be used assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $80,000 as anticipated.

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold

Gross Proceeds from this Offering (1)(2):	$20,000	$40,000	$60,000	$80,000

Public reporting expenses	20,000	20,000	20,000	20,000
Product development	-0-	10,000	20,000	20,000
Marketing and Advertising	-0-	10,000	10,000	20,000
Facilities Design	-0-	-0-	10,000	10,000
Rent	-0-	-0-	-0-	10,000
Totals	$20,000	$40,000	$60,000	$80,000

(1)	Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.
(2)	Our offering expenses are estimated to be $11,510, and we plan to pay the balance of offering expenses from cash on hand.

The above figures represent only estimated costs.  All proceeds will be deposited into our corporate bank account. Any funds that we raise from our offering of 1,600,000 shares will be deposited in a Company bank account in the United States immediately available for our use and will not be returned to investors.  We do not have any arrangements to place the funds received from our offering of $80,000 in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.  As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.  If that happens, you will lose your investment and your funds will be used to pay creditors.

We do not have sufficient cash on hand to commence our 12-month plan of operation or to fund our ongoing operational expenses beyond December 31, 2020. We will need to raise funds to commence our 12-month plan of operation and fund our ongoing operational expenses. Additional funding will likely come from equity financing from the sale of our common stock. If we are successful in completing equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our 12-month plan of operation and ongoing operational expenses. In the absence of such financing, our business will likely fail. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our 12-month plan of operation and our business will fail.

DETERMINATION OF THE OFFERING PRICE

The offering price of the 1,600,000 shares being offered has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of our offering our offering of 1,600,000 shares is fixed at $0.05 per share. This price is significantly higher than the average approximately $0.008 price per share paid by our current officers and director for the 51,300,000 shares of common stock that they hold.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.  The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of March 31, 2020 , the net tangible book value of our shares of common stock was $251,564 or $0.003 per share based upon 80,000,000 shares outstanding.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.05
Net tangible book value per share before offering	$0.003
Potential gain to existing shareholders	$0.001
Potential gain to existing shareholders net of offering expenses	$0.001
Net tangible book value per share after offering	$0.004
Increase to present stockholders in net tangible book value per share after offering	$0.001
Capital contributions	$248,504
Number of shares outstanding before the offering	80,000,000
Number of shares after offering held by existing stockholders	80,000,000
Percentage of ownership after offering	98.0%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.05
Book value per share after offering	$0.004
Dilution per share	$0.046
Capital contributions	$80,000
Percentage of capital contributions	24.4%
Number of shares after offering held by public investors	1,600,000
Percentage of ownership after offering	1.8%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.05
Book value per share after offering	$0.003
Dilution per share	$0.047
Capital contributions	$60,000
Percentage of capital contributions	19.5%
Number of shares after offering held by public investors	1,200,000
Percentage of ownership after offering	1.14%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.05
Book value per share after offering	$0.004
Dilution per share	$0.046
Capital contributions	$40,000
Percentage of capital contributions	10.9%
Number of shares after offering held by public investors	800,000
Percentage of ownership after offering	0.99%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.05
Book value per share after offering	$0.004
Dilution per share	$0.046
Capital contributions	$5.7%
Percentage of capital contributions	400,000
Number of shares after offering held by public investors	0.49%
Percentage of ownership after offering	4.9%

PLAN OF DISTRIBUTION

Plan of Distribution for the Company’s Initial Public Offering of 1,600,000 Shares of Common Stock

Goldenwell Biotech, Inc. has 80,000,000 common shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional 1,600,000 shares of its common stock for sale at the price of $0.05 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 16 months.

In connection with the Company’s selling efforts in the offering, neither Shuang Liu, Hua Xie or Li Yang will register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Neither Mr. Liu, Ms. Xie nor Mr. Yang is subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.

Mr. Liu, Ms. Xie and Mr. Yang will sell the 1,600,000 shares of the Company’s common stock and intend to offer the shares to friends, family members and business acquaintances by way of telephone and/or e-mail. Mr. Liu, Ms. Xie and Mr. Yang will provide a subscription agreement to each offeree. Neither Mr. Liu, Ms. Xie, nor Mr. Yang will be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Neither Mr. Liu, Ms. Xie, nor Mr. Yang has, and has not been, within the past 12 months, a broker or dealer, and neither Mr. Liu, Ms. Xie, nor Mr. Yang is, nor has any one of them been within the past 12 months, an associated person of a broker or dealer.  Upon completion of the offering, Mr. Liu, Ms. Xie, and Mr. Yang will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Neither Mr. Liu, Ms. Xie, nor Mr. Yang will participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Goldenwell Biotech, Inc. will receive all proceeds from the sale of the 1,600,000 shares being offered. The price per share is fixed at $0.05 for the duration of this offering.   Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Markets.  In order to be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company.  Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents.  The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.05 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.  In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

REGULATION M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution  participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.

Pursuant to the our Articles of Incorporation, as amended, our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.0001 per share, of which 80,000,000 shares are issued and outstanding as of the date of hereof.

DESCRIPTION OF SECURITIES

Common Stock

On the date hereof, there were 80,000,000 shares of common stock issued and outstanding. Each share of common stock entitles the holder to one (1) vote on each matter submitted to a vote of our shareholders, including the election of Directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, our shareholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Shareholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the common stock. In the event of liquidation, dissolution or winding up of the Company, our shareholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Options

We have no options to purchase shares of our common stock or any other of our securities outstanding as of the date of this prospectus.

Warrants

We have no warrants to purchase shares of our common stock or any other of our securities outstanding as of the date of this Prospectus.

Registration Rights Agreements

We have no registration rights agreements with any person.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in its business operations and accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future.

Transfer Agent and Registrar

We presently act as our own transfer agent.

Indemnification of Officers and Directors

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Company. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, exe

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

DESCRIPTION OF BUSINESS

Organization Within the Last Five Years

Goldenwell was incorporated on August 20, 2019. Our fiscal year end is December 31, and we have no subsidiaries. Our business offices are currently located at 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

We are a development stage company and currently have no revenues or significant assets. At December 31, 2019, our assets were $246,593 and our liabilities were $0. Our net loss for the period of inception on August 20, 2019 to December 31, 2019, was $2,311.

Exclusive Patent License Agreements

Effective July 20, 2020, the Company entered into an Exclusive License Agreement with Australian Trefoil Health Technologies Pty Ltd (the “Australian Trefoil License Agreement”), pursuant to which the Company has licensed from Australian Trefoil the technology and packaging designs underlying the Sugar Master and DNA Repair products, and other products of the Company. The term of the Australian Trefoil License Agreement is for the term of the underlying patent and covers all territories in the word, except China. The Company paid consideration of $10.00 for entering into the Australian Trefoil License Agreement. Australian Trefoil Health Technologies Pty Ltd is controlled by Li Yang, a director of the Company.

Additionally, effective July 20, 2020 the Company has entered into an Exclusive License Agreement, dated July 20, 2020, with Ji Lin JZY Biotech Inc. (the “JZY Biotech License Agreement”), pursuant to which JZY Biotech has licensed technology the Company uses in its products. The term of the Australian Trefoil License Agreement is for the term of the underlying patent and covers all territories in the word, except China. The Company paid consideration of $10.00 for entering into the JZY Biotech License Agreement. Ji Lin JZY Biotech Inc. is controlled by Shang Liu, our President and Chief Executive Officer and a director of the Company.

Status of Production

Each of our 5 products discussed below have been completed the following stages:

•	We have concluded our initial marketing analysis, including an analysis of our competition and development of marketing strategies.
•	We have concluded our research and development, including making a raw materials selection, making products formulations, concluding lab testing, and concluding quality assurance and quality control studies.
•	We have concluded the parts of production, including the production process, producing technology optimization, selection equipment for production; selecting sources of raw materials supplies.

Material hurdles remain until we can sell the products commercially. First, we must construct manufacturing facilities, which includes locating a site, installing a workshop and setting up equipment. No special equipment needs to be engineered or produced. All needed equipment is presently available from existing manufacturers. Second, our workforce will need to be trained, however, no specialized education or experience is needed by labor we intend to hire.

Goldenwell Products

Category I Polypeptide Freeze-dried Powder

1. JI MAI—Bovine Cardiac Vascular Active Peptide

Figure 1 – packaging design for Ji Mai Cardiac Vascular Active Peptide

The vascular endothelial cells exist vascular wall of bovine have a complex enzyme system, which can synthesize and secrete a variety of bioactive substances, as well as tissue fibrinogen and prostacyclin, endothelin (which has a strong vasoconstrictive effect, also known as endothelium contraction factor), and vascular skin cell relaxation factor which has vasodilated effect.

Bovine cardiac vascular active peptide is a protein peptide of vascular homology (amino acid type and its sequence) which made from healthy and fresh bovine cardiac vascular tissues as raw materials. It is made in a closed environment at low temperature using medical freeze-dried equipment and is processed through biological enzymolysis, enzyme digestion, separation, purification, ultrafiltration and other extraction process to structural polypeptide in a freeze-dried powder form. The molecular weight of the product is optimized via bioengineering for easy absorption by humans. There is no pigment, preservatives and other artificial additives in the product, and is suitable for all kinds of physical conditions of people to use.

Biocompatibility (amino acid sequence and structure convergence of peptides) refers to the good matching degree between basic protein peptides and host cells and tissues. Whether it is the skeleton of new tissue before being absorbed, or it is absorbed and assimilated into the host to become a part of the host, it has good compatibility with the matrix of similar tissue, and becomes a part of the normal physiological function of cells and tissues.

2. Double Proline AG – 3D Active Collagen Peptide

DPAG - Drinkable Cosmetics

Figure 2 - packaging design for 3D Active Collagen Peptide

There is a substance in human body called cathepsin K, which is slowly degrading collagen content of tissue while ageing. It will result that active collagen is gradually reduced and lost. The appearance of the body is the loss of elasticity, relaxation and relaxation of the body. The interior of the body is the decrease of the cell quantity and the collapse of the tissue.

Sea cucumber, deer tendon, eel, fish maw, donkey skin all have significant common characteristics – gelatinous consistencies, which contains higher proline, hydroxyproline, arginine and glycine. In mammals, ox tendon has the highest content of collagen.

80% of the human skin made by collagen; the molecular weight of collagen in glial food is 300000 daltons. The molecular size of the gliadin food is too large, it is very difficult for human digestive enzymes to decompose it, and its digestion and absorption rate is very limited.

By using healthy and fresh bovine or ox tendon as raw materials, our DPAG product is made in a closed environment at low temperature using medical freeze-dried equipment and was processed through biological enzymolysis, enzyme digestion, separation, purification, ultrafiltration and other extraction process to structural polypeptide in a freeze-dried powder form. The molecular weight of the product is 1920da and is optimized via the bioengineering technical for easy absorption by humans. There is no pigment, preservatives and other artificial additives in the product.

Our DPAG product is designed to prevent skin aging and remove wrinkles:

DPAG’s main functions are as follows:

•	increasing the skin’s water holding capacity and improving the moisturizing effect;
•	dilating the skin microvasculature;
•	adjusting the amount of oil on the skin surface; and
•	making the tissue in the skin combine more closely.

3. Cartilage Peptide -- Type II collagen peptide

Goldenwell
Cartilage peptide
Type II Collagen peptide
Each bottle contains 58% of type II collagen and 42% of type I collagen
Tertiary structure active peptide
Comprehensive molecular weight 1920Da

Figure 3 - packaging design for Cartilage Peptide -- Type II collagen peptide

In recent years, there are many collagen (peptide) products on the market, but they are basically raw materials for collagen production. Most of them come from fish skin and other raw materials.

Type II collagen peptide is prepared from Bovine or Pig Cartilage bones by hot water extraction, and then it is enzymolyzed by neutral protease, protamex, acidic protease and pepsin, through purification, ultrafiltration and other extraction process to structural polypeptide in a freeze-dried powder form peptide with molecular weight of 8000 daltons.

It mainly composed of type II collagen peptide from cartilage and bone, It has higher content of bio calcium with bioactive to support human who has bone and joints degeneration issues

Category II Solid Tablets Products

Figure 4 - packaging design for DNA Repair

Our rapidly modernising world, accelerating industrial growth has led to the proliferation and accumulation of carcinogens in our environment. Following further scientific studies over the last few years, it has been conclusively proven that all cases of cancer arise from genetic mutations within cells caused by carcinogens. Therefore, the prevention and repair of any cellular genetic mutations which occur is the key requirement to prevent the incidence of cancer.

DNA repair, is the result of research over the last decade, utilising the genetic stabilising properties of the 21st amino acids and strong antioxidants as its primary makeup.

Ingredients:

•	L-Se-Methylselenocysteine (MSC)
•	High Selenium Yeast

L-Se-Methylselenocysteine (MSC) is a naturally occurring organoselenium compound found in many plants, including garlic, onions, and broccoli, with potential antioxidant and chemopreventive activities. Se-Methyl-seleno-L-cysteine (MSC) is an amino acid analogue of cysteine in which a methylselenium moiety replaces the sulphur atom of cysteine. This agent acts as an antioxidant when incorporated into glutathione peroxidase and has been shown to exhibit potent chemopreventive activity in animal models.

Se-methylselenocysteine (MSC) appears to be unique in terms of its ability to protect against carcinogenesis as well as selectively target existing cancer cells and synergise with other cancer therapies, while protecting normal tissues from the cytotoxic effects of those treatments.

Se-methylselenocysteine (MSC) offers selective protection against organ-specific toxicity induced by clinically active agents and enhances further antitumour activity, resulting in improved therapeutic index and also as selective modulator of the antitumour activity and selectivity of anticancer drugs.

The main anticancer functions are:

•	Participate in the synthesis of a series of selonoproteins with detoxification function: many carcinogens are removed in the front row to play carcinogenic effects, thereby reducing the toxicity of carcinogens.
•	Gene repair function: Increases the activity of DNA repair enzymes (DNA Glycosylases).
•	Improved immune function
•	Improve the body’s antioxidant capacity.

Evident from recent scientific articles:

1)	Optimising Selenium for Modulation of Cancer Treatments: ANTICANCER RESEARCH 37: 6497-6509 (2017)
2)	Selenium in cancer prevention: a review of the evidence and mechanism of action. Proc Nutr Soc 64: 527-542, 2005.
3)	Methylselenocysteine: a promising antiangiogenic agent for overcoming drug delivery barriers in solid malignancies for therapeutic synergy with anticancer drugs. Expert Opin Drug Deliv 8: 749-763, 2011.
4)	Se-(Methyl)selenocysteine (MSC) potentiates the antitumor activity of platinum compounds and protects against drug induced toxicity in rats bearing advanced colorectal carcinoma. Cancer Res 65: 1209-1209, 2005.
5)	Effects of supplementation with selenium, as selenized yeast, in a healthy male population from New Zealand. Nutr Cancer 65: 355-366, 2013.
6)	Supplementation with selenium can influence nausea, fatigue, physical, renal and liver function of children and adolescents with cancer. J Med Food 18: 109-117, 2015.
7)	Selenium in the prevention of human cancers: EPMA J. 2010 Sep; 1(3): 389–395
8)	Se-methylselenocysteine offers selective protection against toxicity and potentiates the antitumour activity of anticancer drugs in preclinical animal models: British Journal of Cancer (BJC) volume 110, pages 1733–1743 (01 April 2014)

DNA Repair Target Audience:

•	Individuals with a family history of cancer.
•	Middle-aged and elderly individuals.
•	Individuals exposed to excessive pollution, such as atmospheric, food, or water pollution, resulting in an elevation of free radical levels within them.
•	Individuals who are immune deficient due to various reasons.

2. Sugar Master

Figure 5 - packaging design for Sugar Master

Diabetes is a chronic disease which can be caused by many factors such as genetics, diet, lifestyle, and obesity. The pathogenesis and onset of diabetes obeys a set sequence of events: the development from unstable blood sugar levels to pancreatic islet cell damage, insulin resistance and final diagnosis of type II diabetes takes a relatively long period of time. As such, this period is the opportune stage where early intervention can halt the progression of diabetes, and even reverse its progression, allowing an individual to return to a healthy state.

Main Active Ingredients Include:

•	Natural herbal polypeptides, extracted using cryogenic techniques to ensure molecular activity;
•	Concentrated and purified natural plant extracts, which act as anti-inflammatories, strengthens bowel flora, and balances energy intake.; and
•	High efficiency organic selenium complex.

Fresh extracts from bitter melon may reduce the elevated levels of blood sugar glucose as found in various forms of diabetes, so long as they are not subjected to high temperatures during the extraction process. Two major components of bitter melon, namely charantin and momordicoside, may be destroyed during the process of extraction if high temperatures are used (60 C for 24 hours by heat drying). These components should therefore be extracted safely at low temperatures (5 C for 24 hours by freeze-drying or lyophilization).

Sugar Master Target Audience:

•	Individuals with hypertension, dyslipidaemia or hyperglycaemia;
•	Overweight and obese individuals;
•	Individuals with a family history of diabetes;
•	Individuals who are suspected diabetics;
•	As a complementary treatment to diagnosed diabetics.

COMPETITION AND COMPETITIVE STRATEGY

We expect that we will compete for members with traditional, offline consumer resources, and with online providers of consumer ratings, reviews and referrals on the basis of a number of factors, including breadth of our service provider listings, reliability of our content, breadth, depth and timeliness of information and strength and recognition of our brand.

PATENTS, TRADEMARKS, LICENSES, FRANCHISE RESTRICTIONS AND CONTRACTUAL OBLIGATIONS & CONCESSIONS

We rely on a combination of trademark laws, trade secrets, confidentiality provisions and other contractual provisions to protect our proprietary rights, which are primarily our brand names, product designs and marks. We do not own patents.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities.

Our products are nutraceuticals and food products, and as such, do not require registration with or clearance from the US Food and Drug Administration.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

We have not incurred any research and development costs to date.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

Our officers and directors, are our only employees, and none of them have an employment agreement with us.

FACILITIES

We currently do not rent any real property or offices. Our current business address is 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

REPORTS TO SECURITY HOLDERS

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly, file current and periodic reports, proxy statements and other information with the SEC. We have also filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. You may obtain copies of our reports from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 A.M. to 3 P.M. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

OUR EXECUTIVE OFFICES

Our corporate headquarters is located at 50 West Liberty Street, Suite 880, Reno, Nevada 89501 and our telephone number is (440) 666-7999.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

ADMISSION TO QUOTATION ON THE OTC MARKETS OR OTHER US TRADING EXCHANGE

We intend to have our common stock be quoted on the OTC Markets. If our securities are not quoted on the OTC Markets, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Markets differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Markets, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Markets our securities will trade on the OTC Markets until a future time, if at all, that we apply and qualify for admission to quotation on the NASDAQ Capital Market. We may not now and it may never qualify for quotation on the OTC Markets or be accepted for listing of our securities on the NASDAQ Capital Market.

TRANSFER AGENT

We presently act as our own transfer agent.

HOLDERS

As of the date of this prospectus, the Company had 80,000,000 shares of our common stock issued and outstanding held by 57 holders of record.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.  See the Risk Factor entitled “BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.”

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan as our mineral exploration activities progress.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

We are a development stage corporation and have not yet generated or realized any revenues from our nutraceutical and dietary supplements business. Our plan of operation for the 12 months following the offering the subject of this prospectus is to locate a suitable location in the United States in which to construct production facilities for our products, and design and construct the facilities for such a location.

The Company believes it can satisfy its cash requirements through the fiscal year end of December 31, 2020, from its cash of $251,564. As of March 31,2020, we had a working capital balance of $251,564.

Results of Operations

The Three-Month Period Ended March 31, 2020.

We recorded revenues of $29 for the three months ended March 31, 2020.

For the period ended March 31, 2020, we incurred total operating expenses of $2,359, consisting solely of general and administrative expenses.

From the period ended March 31, 2020, we incurred a net loss before income taxes of $2,329.

The Period from August 20, 2019 (Inception) through the year ended December 31, 2019.

We recorded no revenues for the period from August 20, 2019 (Inception) through the year ended December 31, 2019.

For the period ended December 31, 2019, we incurred total operating expenses of $2,601, consisting solely of general and administrative expenses.

From the period of August 20, 2019 (inception) to December 31, 2019, we incurred a net loss before income taxes of $2,311.

Limited Business History; Need for Additional Capital

There is no historical financial information about the Company upon which to base an evaluation of our performance. We are a development stage corporation and have not generated any revenues from our business. We cannot guarantee we will be successful in our business plans. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development, and possible cost overruns due to price and cost increases in services. We have no intention of entering into a merger or acquisition within the next twelve months and we have a specific business plan and timetable to complete our 12-month plan of operation based on the success of the primary offering.

We anticipate that additional funding, if required, will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of shares to fund additional expenditures. We do not currently have any arrangements in place for any future equity financing. Our limited operating history and our lack of significant tangible capital assets makes it unlikely that we will be able to obtain significant debt financing in the near future. If such financing is not available on satisfactory terms, we may be unable to continue or expand our business. Equity financing could result in additional dilution to existing shareholders.

If we raise the $80,000 gross, in the primary offering, we believe that we can pay for our offering expenses and satisfy our cash requirements to complete our 12-month plan of operation without having to raise additional funds for the next twelve months.

Liquidity and Capital Resources

At March 31,2020, we had a cash balance of $251,564. We have sufficient cash on hand to commence our 12-month plan of operation. We will need to raise funds to commence our 12-month plan of operation and fund our ongoing operational expenses. Additional funding will likely come from equity financing from the sale of our common stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our 12-month plan of operation and ongoing operational expenses. In the absence of such financing, our business will likely fail. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our 12-month plan of operation and our business will fail.

Emerging Growth Company

The JOBS Act permits an “emerging growth company” such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We are choosing to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted. This decision to opt out of the extended transition period is irrevocable.

Summary of Significant Accounting Policies

Development Stage Company

The Company is considered to be in the development stage as defined in ACS 915, “Development Stage Entities”. The Company has devoted substantially all of its efforts to business planning, and development. Additionally, the Company has allocated a substantial portion of their time and investment in bringing their product to the market, and the raising of capital.

Use of Estimates

The Company prepares financial statements in conformity with generally accepted accounting principles that require management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with maturities of one year or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Major repairs and betterments are capitalized and normal maintenance and repairs are charged to expense as incurred. Depreciation is computed by the straight-line method over the estimated useful lives of the related assets. Upon retirement or sale of an asset, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

Fair Value of Financial Instruments

The fair value of cash and cash equivalents and accounts receivable and accounts payable approximates their carrying amount.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current directors and executive officers, the principal offices and positions held by each person:

Name	Age	Positions

Shuang Liu	42	President and Chief Executive Officer, and Director
Hua Xie	50	Secretary, and Director
Li Yang	51	Treasurer, and Director

Shuang Liu

President and Chief Executive Officer, and director

Shuang Liu has served as our President and Chief Executive Officer, and a director, since August 20, 2019. Mr. Liu is our principal accounting officer and principal financial officer. Since December 2012, Mr. Shuang has been the Chairman of the Board of Jilin Jinziyuan Biotech Co., Ltd., a nutraceutical and dietary supplements company, located in China. Between 2013 and 2015, Mr. Shuang attended Jilin University, in China, where he majored in economic law. Mr. Liu’s entrepreneurial desire evidenced by his ideas which led to the establishment of our business, and his experience in developing the products we market and sell, led to our conclusion that he should be serving as a member of our Board of Directors in light of our business and structure.

Hua Xie

Secretary and Director

Hua Xie has served as our Secretary and a director since August 20, 2019. Ms. Hua is a co-founder and has served as Chief Operating Officer of MegaGrow Electronics Inc, a grow light products company located in Hudson, Ohio. From 2014 until 2018, Ms. Hua owned and operated Zx International LLC, located in Ohio, which exported aluminum and other scrap to China. From 2006 until 2014, Ms. Hua was a Senior Financial Reporting Analyst Dealer Tire LLC, in Cleveland, Ohio, where she performed analysis and generated monthly management reports on margin, expenses, balance sheets, key indicators, gross profit trends that were distributed to CFO, partners and directors of the company. From 2000 until 2006, Ms. Hua was a compliance analyst in the Retirement Plan Services division at Charles Schwab Corp., in Richfield, Ohio., where she, among other things, completed and reviewed Schwab plan compliance testing and reporting for qualified plans, which included ADP/ACP discrimination testing, coverage testing, and top heavy testing. Ms. Hua holds a B.S. in Accounting from the University of Maryland, in College Park, Maryland, and holds a M.S. in Software Engineering from the University of Akron, in Akron, Ohio. Ms. Hua’s experience in finance and accounting led to our conclusion that she should be serving as a member of our Board of Directors in light of our business and structure.

Li Yang

Treasurer and Director

Li Yang has served as our Treasurer and a director since August 20, 2019. Since 2017, Mr. Yang has served as Chief Executive Officer of Australian Trefoil Health and Technologies Pty. Ltd., a company located in Australia. From 2011 until 2015, Mr. Yang was the Research Co-ordinator of the Mental Health and Drug Alcohol Service, Northern Sydney Local Health District, Australia. From 2007 until 2010, Mr. Yang was a Product Development Manager of Henan Sino-American Biotechnology Company, located in China, where he performed marketing research and analysis for biotechnology products, product promotional planning and sales forecasting, and participated in establishing marketing strategies and sale networks. From 2004 until 2006, Mr. Yang was a Lecturer of Biotechnology Zhengzhou Pasturage Engineering College, located in Henan Province, China. From 2001 to 2004, Mr. Yang was a Research Officer of Northcote Neuroscience Laboratory, at ANZAC Research Institute, Concord Hospital Sydney, Australia. From 1998 until 2000, Mr. Yang was a Research and Development Officer at Australian Genetics and Chemical Technological Pty. Ltd.. in Australia. In January 1996, Mr. Yang obtained his Master degree of Biotechnology in University of NSW, in Sydney, Australia. In July 1992, Mr Yang obtained his Bachelor of Medicine degree at the Xi’an Medical University, in Xi’an, China. Mr. Yang’s experience in health and health-related research led to our conclusion that he should be serving as a member of our Board of Directors in light of our business and structure.

TERM OF OFFICE

Our directors are appointed to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until removed by the Board, absent an employment agreement.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of three members, none of whom qualifies as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market).  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by our director and us with regard to our director’s business and personal activities and relationships as they may relate to us and our management.

FAMILY RELATIONSHIPS

No family relationships exist between or among our director and our officers.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

As of the date hereof, the Company has no significant employees.

CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our director. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee or compensation committee. The Board is of the opinion that such committees are not necessary since the Company is an early development stage company and has only three directors, and to date, such director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our director and President and Chief Executive Officer has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest of our President and Chief Executive Officer and director.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

CODE OF ETHICS

We have not adopted a Code of Ethics.

EXECUTIVE COMPENSATION

The following table provides information relating to compensation for the Company’s President and Chief Executive Officer, Secretary, and Treasurer for the fiscal year ended December 31, 2019.

SUMMARY COMPENSATION TABLE

Name						Non-Equity
and				Stock	Option	Incentive	Nonqualified
Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)	Awards ($)	Plan Compensation($)	Deferred Compensation($)	All Other Compensation($)	Total ($)

Shuang Liu (1)	2019	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Hua Xie (2)	2019	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Li Yang (3)	2019	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

__________________

(1) Appointed President and Chief Executive Officer, and served as director since August 20, 2019.

(2) Appointed Secretary and director on August 20, 2019.

(3) Appointed Treasurer and director on August 20, 2019.

STOCK OPTION GRANTS

We had no outstanding equity awards as of the end of the fiscal periods ended December 31, 2019 or through the date of filing of this prospectus. The following table sets forth certain information concerning outstanding stock awards held by our officers and our directors as of the fiscal year ended December 31, 2019:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Shuang Liu (1)	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-
Hua Xie (2)	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-
Li Yang (3)	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-

__________________

(1) Appointed President and Chief Executive Officer, and served as director since August 20, 2019.

(2) Appointed Secretary and director on August 20, 2019.

(3) Appointed Treasurer and director on August 20, 2019.

EMPLOYMENT AGREEMENTS

We have not entered into an employment agreement with any person.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of December 31, 2019:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Shuang Liu (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Hua Xie (2)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Li Yang (3)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

__________________

(1) Appointed President and Chief Executive Officer, and served as director since August 20, 2019.

(2) Appointed Secretary and director on August 20, 2019.

(3) Appointed Treasurer and director on August 20, 2019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 80,000,000 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner (2)	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)
Common Stock	Shuang Liu (3)	41,000,000	51.2%
Common Stock	Hua Xie (4)	300,000	*
Common Stock	Li Yang (5)	10,000,000	12.5%
Common Stock	James Wang	7,000,000	8.7%
All directors and executive officers as a group (3 persons)		51,300,000	64.1%

*Less than 1%.

(1) The percentages below are based on 80,000,000 shares of our common stock issued and outstanding as of the date of this prospectus.

(2) c/o Goldenwell Biotech, Inc., 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

(3) Appointed President and Chief Executive Officer, and served as director since August 20, 2019.

(4) Appointed Secretary on August 20, 2019.

(5) Appointed Treasurer on August 20, 2019.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 20, 2019, we offered and sold 41,000,000 shares of common stock to Shuang Liu, our President and Chief Executive Officer, and a director, at a purchase price of $0.001 per share, for an aggregate purchase price of $41,000. The offering of the 41,000,000 shares was made in a transaction offshore of the U.S., to a non-U.S. person, with no directed selling efforts in the U.S., and where offering restrictions were implemented, in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended.

On August 20, 2019, we offered and sold 300,000 shares of common stock to Hua Xie, our Secretary, at a purchase price of $0.001 per share, for an aggregate purchase price of $300. The offering of the 300,000 shares was made pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Ms. Hua is a “accredited investor” by virtue of being an officer of the Company.

On August 20, 2019, we offered and sold 10,000,000 shares of common stock to Li Yang, our Treasurer, at a purchase price of $0.001 per share, for an aggregate purchase price of $10,000. The offering of the 10,000,000 shares was made in a transaction offshore of the U.S., to a non-U.S. person, with no directed selling efforts in the U.S., and where offering restrictions were implemented, in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $25,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The financial statements included in this Prospectus for the years ended December 31, 2019 have been audited by Michael Gillespie & Associates, PLLC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The Law Offices of Thomas E. Puzzo, PLLC, 3823 44th Ave. NE, Seattle, Washington 98105, has acted as special counsel to the Company in connection with the registration and proposed sale and/or resale of the 1,600,000 shares of common stock at $0.05 per share.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission. Our website can be viewed at www.goldenwellbiotech.com.

If we do not file a Registration Statement on Form 8-A to become a reporting issuer under Section 12(g) of the Exchange Act, will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC regarding their stock ownership and stock trading activity.

We will be required to file reports with the SEC only for the fiscal year in which the registration statement for this offering becomes effective. In order to continue to be obligated to file reports either we would have to voluntarily file a Registration Statement on SEC Form 8-A, as we presently intend, or we would be obligated to file a Registration Statement SEC Form 8-A if on the last day of our fiscal year in which the registration statement for this offering becomes effective we have more than $10 million in assets and either 2,000 or more record holders or 500 or more record holders who are not “accredited investors.”

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

Michael Gillespie & Associates, PLLC, is our independent registered public accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

GOLDENWELL BIOTECH, INC.

INDEX TO FINANCIAL STATEMENTS

Our audited financial statements for the period from August 20, 2019 (inception) to December 31, 2019, and our unaudited financial statements for the three-month period ended March 31, 2020, are included herewith.

Contents	Page(s)

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheet at December 31, 2019	F-3

Statement of operations for the period from August 20, 2019 (inception) through December 31, 2019	F-4

Statement of stockholders’ equity for the period from August 20, 2019 (inception) through December 31, 2019	F-5

Statement of cash flows for the period from August 20, 2019 (inception) through December 31, 2019	F-6

Notes to Condensed Consolidated Financial Statements	F-7

Balance Sheet at March 31, 2020 (unaudited) and December 31, 2019 (audited)	F-10

Statement of operations for the three-months ended March 31, 2020 (unaudited)	F-11

Statement of stockholders’ equity for the period from August 20, 2019 (inception) through December 31, 2019 (audited) and for the three months ended March 31,2020	F-12

Statement of cash flows for the three-months ended March 31, 2020 (unaudited)	F-13

Notes to Condensed Consolidated Financial Statements	F-14

MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA 98125

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors & Shareholders:

Goldenwell Biotech, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Goldenwell Biotech, Inc. as of December 31, 2019 and the related statements of operations, changes in stockholders’ (deficit) and cash flows for the period from August 20, 2019 (inception) through December 31, 2019, and the related notes (collectively referred to as “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and the results of its operations and its cash flows for the period from August 20, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

We have served as the Company’s auditor since 2019.

Seattle, Washington

February 8, 2020

GOLDENWELL BIOTECH, INC

BALANCE SHEET

(Audited)

ASSETS	DECEMBER 31, 2019

CURRENT ASSETS
Cash	$246,593
246,593

TOTAL ASSETS	$246,593

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Related-Party Loan	$—
Accrued expenses	$—
Total current liabilities	—

TOTAL LIABILITIES	—

STOCKHOLDERS' EQUITY
Common stock, $0.0001 par value, 300,000,000 shares authorized,	—
80,000,000 issued and outstanding at December 31, 2019	8,000
Additional paid-in capital	248,504
Stock subscription receivable	(7,600)
Retained earnings	(2,311)
Total stockholders' equity	246,593

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$246,593

The accompanying notes are an integral part of these financial statements.

GOLDENWELL BIOTECH, INC

STATEMENT OF OPERATIONS

(Audited)

For the period
from inception
August 20, 2019 to
DECEMBER 31, 2019

REVENUE	$290

COST OF REVENUES	—

GROSS PROFIT	290

OPERATING EXPENSES
General and administrative	2,601

Total operating expenses	2,601

Net loss before income taxes	(2,311)

Income tax provision	—
Interest expense	—
Amortization of debt discount	—
Fair value adjustment on derivative liability	—

Total other income (expense)	—

NET LOSS	$(2,311)

Earning per share - basic and diluted	(0.00)

Weighted average number of shares outstanding - basic and diluted	76,366,193

The accompanying notes are an integral part of these financial statements.

GOLDENWELL BIOTECH, INC

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE YEAR ENDED DECEMBER 31

(Audited)

			Additional	Stock
	Common Stock		Paid-In	Subscription	Accumulated
	Shares	Amount	Capital	Receivable	Deficit	Total

Balance at August 20, 2019	—	—	—		—	—

Shares issued to founders	41,000,000	4,100	36,900			41,000

Shares issued for cash $0.001 stock price	33,848,500	3,385	52,604	(7,400)		48,589

Shares issued for cash $0.01 stock price	2,651,500	265	26,250	(200)		26,315

Shares issued for cash $0.03 stock price	1,100,000	110	32,890			33,000

Shares issued for cash $0.05 stock price	1,200,000	120	59,880			60,000

Shares issued for cash $0.2 stock price	200,000	20	39,890			40,000

Net loss for the period	—	—	—	—	(2,311)	(2,311)

Balance -December 31, 2019	80,000,000	$8,000	$248,504	$(7,600)	$(2,311)	$246,593

The accompanying notes are an integral part of these financial statements.

GOLDENWELL BIOTECH, INC

STATEMENT OF CASH FLOWS

(Audited)

For the period
from inception
August 20, 2019 to
DECEMBER 31, 2019

Cash Flows from Operating Activities:

Net Loss	$(2,311)

Adjustments to reconcile net loss to net cash
used in operating activities:	—

Changed in operating liabilities
Loan from Director
Accrued expenses	—

Net Cash used in Operating Activities	(2,311)

Cash flows from Financing Activities:

Proceeds from issuance of common stock	8,000
Additional paid-in capital	248,504
Stock subscription receivable	(7,600)
Net Cash provided by Financing Activities	248,904

Net change in cash	246,593
Cash at beginning of period	—
Cash at end of period	$246,593

The accompanying notes are an integral part of these financial statements.

GOLDENWELL BIOTECH INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2019

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

GOLDENWELL BIOTECH INC. (the “Company”) was incorporated in the State of Nevada on August 20, 2019. The Company is in the development stage whose purpose is R&D, production and sales health cares and supplements products.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.” The Company is devoting substantially all of its efforts to the development of its business plans. The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; and does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Start-Up Costs

In accordance with ASC 720, “Start-up Costs”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Cash

Cash includes cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. As of December 31, 2019, the Company did not have any amounts recorded pertaining to uncertain tax positions.

GOLDENWELL BIOTECH INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company has no assets or liabilities valued at fair value on a recurring basis.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not generated any revenues since inception and sustained an accumulated net loss of $2,311 for the period from inception to December 31, 2019 These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The Company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties.  No assurance can be given that the Company will be successful in these efforts.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 21% for four month ended December 2019 to the Company’s effective tax rate is as follows:

For the period from inception to December 31
2019
Income tax benefit at statutory rate	$(485)
Change in valuation allowance	485
Income tax expense	—

GOLDENWELL BIOTECH INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2019

NOTE 4 – INCOME TAXES (continued)

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets as of December 31, 2019 is as follows:

December 31
2019
Net operating loss carry forward	$485
Valuation allowance	(485)
Net deferred tax assets	—

The Company has approximately $2,311 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire commencing in fiscal 2037. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 5 – STOCKHOLDERS’ EQUITY

Authorized Stock

The Company has authorized 300,000,000 common shares with a par value of $0.0001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

On August 20,2019 the company issued 41,000,000 shares of common stock to its founders for a subscription amount of $41,000. As of December 31, 2019 the subscription amount of $41,000 has been paid.

Between August 20, 2019 and September 30, 2019, we offered and sold 39,000,000 shares of common stock to 55 persons at prices from $0.0001 to $0.05 per share, for aggregate offering proceeds of $215,504.

NOTE 6 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through February 15, 2020. Based on managements’ evaluation, no events have occurred that require disclosure or adjustments to the financial statement.

GOLDENWELL BIOTECH, INC

BALANCE SHEET AT MARCH 31, 2020 (unaudited)

 AND DECEMBER 31,2019 (audited)

ASSETS	MARCH 31, 2020	DECEMBER 31, 2019

CURRENT ASSETS
Cash	$251,564	$246,593
	251,564	246,593

TOTAL ASSETS	$251,564	$246,593

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Related-Party Loan	$—	$—
Accrued expenses	$—	$—
Total current liabilities	—	—

TOTAL LIABILITIES	—	—

STOCKHOLDERS' EQUITY
Common stock, $0.0001 par value, 300,000,000 shares authorized,	—	—
80,000,000 issued and outstanding at December 31, 2019	8,000	8,000
Additional paid-in capital	248,504	248,504
Stock subscription receivable	(300)	(7,600)
Retained earnings	(4,640)	(2,311)
Total stockholders' equity	251,564	246,593

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$251,564	$246,593

The accompanying notes are an integral part of these financial statements.

GOLDENWELL BIOTECH, INC

STATEMENT OF OPERATIONS FOR THE THREE

 MONTHS ENDED MARCH 31, 2020 (unaudited)

	3 Months Ended March 31
	2020	2019

REVENUE	$—	$—

COST OF REVENUES	—	—

GROSS PROFIT	—	—

OPERATING EXPENSES
General and administrative	2,359	—

Total operating expenses	2,359	—

Net loss before income taxes	(2,329)	—

Income tax provision	—	—
Interest income	29	—
Amortization of debt discount	—	—
Fair value adjustment on derivative liability	—	—

Total other income (expense)	—	—

NET LOSS	$(2,329)	$—

Earning per share - basic and diluted	(0.00)	0.00

Weighted average number of shares outstanding - basic and diluted	80,000,000	—

The accompanying notes are an integral part of these financial statements.

GOLDENWELL BIOTECH, INC

STATEMENT OF STOCKHOLDERS' EQUITY FOR THE PERIOD FROM AUGUST 20, 2019 (inception)

 THROUGH DECEMBER 31, 2019 (audited) AND FOR THE THREE MONTHS ENDED MARCH 31, 2020

			Additional	Stock
	Common Stock		Paid-In	Subscription	Accumulated
	Shares	Amount	Capital	Receivable	Deficit	Total

Balance at August 20, 2019	—	—	—		—	—

Shares issued to founders	41,000,000	4,100	36,900			41,000

Shares issued for cash $0.001 stock price	33,848,500	3,385	52,604	(7,400)		48,589

Shares issued for cash $0.01 stock price	2,651,500	265	26,250	(200)		26,315

Shares issued for cash $0.03 stock price	1,100,000	110	32,890	—		33,000

Shares issued for cash $0.05 stock price	1,200,000	120	59,880	—		60,000

Shares issued for cash $0.2 stock price	200,000	20	39,980	—		40,000

Net loss for the period	—	—	—	—	(2,311)	(2,311)

Balance -December 31, 2019	80,000,000	$8,000	$248,504	$(7,600)	$(2,311)	$246,593

Stock Subscription Received		—		7,300		7,300

Net loss for the period	—	—	—	—	(2,329)	(2,329)

Balance - March 31, 2020	80,000,000	$8,000	$248,504	$(300)	$(4,640)	$251,564

The accompanying notes are an integral part of these financial statements.

GOLDENWELL BIOTECH, INC

STATEMENT OF CASH FLOWS FOR THE THREE-MONTHS

ENDED MARCH 31, 2020 (unaudited)

	3 Months Ended March 31
	2020	2019
Cash Flows from Operating Activities:

Net Loss	$(2,329)	$—

Adjustments to reconcile net loss to net cash
used in operating activities:	—	—

Changed in operating liabilities
Loan from Director	—	—
Accrued expenses	—	—

Net Cash used in Operating Activities	(2,329)	—

Cash flows from Financing Activities:

Proceeds from issuance of common stock	—	—
Additional paid-in capital	—	—
Stock subscription recievable	7,300	—
Net Cash provided by Financing Activities	7,300	—

Net change in cash	4,971	—
Cash at beginning of period	246,593	—
Cash at end of period	$251,564	$—

The accompanying notes are an integral part of these financial statements.

  GOLDENWELL BIOTECH INC

NOTES TO FINANCIAL STATEMENTS (Unaudited)

March 31, 2020

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

GOLDENWELL BIOTECH INC. (the “Company”) was incorporated in the State of Nevada on August 20, 2019. The Company is in the development stage whose purpose is R&D, production and sales health cares and supplements products.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.” The Company is devoting substantially all of its efforts to the development of its business plans. The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; and does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Start-Up Costs

In accordance with ASC 720, “Start-up Costs”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

GOLDENWELL BIOTECH INC

NOTES TO FINANCIAL STATEMENTS (Unaudited)

March 31, 2020

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash

Cash includes cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. As of December 31, 2019, the Company did not have any amounts recorded pertaining to uncertain tax positions.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company has no assets or liabilities valued at fair value on a recurring basis.

 GOLDENWELL BIOTECH INC

NOTES TO FINANCIAL STATEMENTS (Unaudited)

March 31, 2020

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not generated any revenues since inception and sustained an accumulated net loss of $4,640 for the period from inception to March 31, 2020. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The Company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties.  No assurance can be given that the Company will be successful in these efforts.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 21% for three month ended March 2020 to the Company’s effective tax rate is as follows:

Three month ended March 31
2020
Income tax benefit at statutory rate	$(489)
Change in valuation allowance	489
Income tax expense	—

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets as of March 31, 2020 is as follows:

March 31
2020
Net operating loss carry forward	$974
Valuation allowance	(974)
Net deferred tax assets	—

GOLDENWELL BIOTECH INC

NOTES TO FINANCIAL STATEMENTS (Unaudited)

March 31, 2020

NOTE 4 – INCOME TAXES (CONTINUED)

The Company has approximately $4,640 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire commencing in fiscal 2037. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 5 – STOCKHOLDERS’ EQUITY

Authorized Stock

The Company has authorized 300,000,000 common shares with a par value of $0.0001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

On August 20, 2019 the Company issued 41,000,000 shares of common stock to its founders for a subscription amount of $41,000. As of December 31, 2019, the subscription amount of $41,000 has been paid.

On August 20, 2019, the Company issued 39,000,000 shares of common stock for a subscription amount of $215,504. As of March 31, 2020, $215,204 of the subscription has been paid with the remaining $300 of the subscription has not yet been paid, and is reflected as a stock subscription receivable on the accompanying financial statements.

NOTE 6 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued. Based on managements’ evaluation, no events have occurred that require disclosure or adjustments to the financial statement.

Effective July 20, 2020 the Company has entered into an Exclusive License Agreement, dated July 20, 2020, with Ji Lin JZY Biotech Inc. (the “JZY Biotech License Agreement”), pursuant to which JZY Biotech has licensed technology the Company uses in its products. The term of the Australian Trefoil License Agreement is for the term of the underlying patent and covers all territories in the word, except China. The Company paid consideration of $10.00 for entering into the JZY Biotech License Agreement. Ji Lin JZY Biotech Inc. is controlled by Shang Liu, our President and Chief Executive Officer and a director of the Company.

Effective July 20, 2020, the Company entered into an Exclusive License Agreement with Australian Trefoil Health Technologies Pty Ltd (the “Australian Trefoil License Agreement”), pursuant to which the Company has licensed from Australian Trefoil the technology and packaging designs underlying the Sugar Master and DNA Repair products, and other products of the Company. The term of the Australian Trefoil License Agreement is for the term of the underlying patent and covers all territories in the word, except China. The Company paid consideration of $10.00 for entering into the Australian Trefoil License Agreement. Australian Trefoil Health Technologies Pty Ltd is controlled by Li Yang, a director of the Company.

[OUTSIDE BACK COVER PAGE]

PROSPECTUS

GOLDENWELL BIOTECH, INC.

1,600,000 SHARES OF

COMMON STOCK

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ___________, 2020 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ____________, 2020

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Item	Amount ($)
SEC Registration Fee	$10
Accounting Fees	$10,000
Printing Costs	$1,000
Transfer Agent fees	$500
TOTAL	$11,510

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the “Nevada Corporate Law”), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

On August 20, 2019, we offered and sold 41,000,000 shares of common stock to Shuang Liu, our President and Chief Executive Officer, and a director, at a purchase price of $0.001 per share, for an aggregate purchase price of $41,000 The offering was made offshore of the U.S., to a non-U.S. person, with no directed selling efforts in the U.S., and where offering restrictions were implemented, in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

On August 20, 2019, we offered and sold 300,000 shares of common stock to Hua Xie, our Secretary, at a purchase price of $0.001 per share, for an aggregate purchase price of $300. The offering of the 300,000 shares was made pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act. Ms. Hua is a “accredited investor” by virtue of being an officer of the Company.

On August 20, 2019, we offered and sold 10,000,000 shares of common stock to Li Yang, our Treasurer, at a purchase price of $0.001 per share, for an aggregate purchase price of $10,000. The offering was made offshore of the U.S., to a non-U.S. person, with no directed selling efforts in the U.S., and where offering restrictions were implemented, in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act.

Between August 20, 2019 and September 11, 2019, we offered and sold 39,000,000 shares of common stock to 55 persons at prices from $0.0001 to $0.05 per share, for aggregate offering proceeds of $215,504. The offerings were made offshore of the U.S., to non-U.S. persons, with no directed selling efforts in the U.S., and where offering restrictions were implemented, in transactions pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant (1)
3.2	Bylaws of the Registrant (1)
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered (1)
10.1	Form of Subscription Agreement
10.2	Exclusive License Agreement, dated July 20, 2020, by and between Goldenwell Biotech, Inc. and Australian Trefoil Health Technologies Pty Ltd
10.3	Exclusive License Agreement, dated July 20, 2020, by and between Goldenwell Biotech, Inc. and Ji Lin JZY Biotech Inc.
23.1	Consent of Michael Gillespie & Associates, PLLC
23.2	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1)

(1)	Incorporated by reference to Registration Statement on Form S-1 (File No. 333-236561), filed with the Securities and Exchange Commission on February 21, 2020.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

 (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Xiping, China, on August 3 , 2020.

GOLDENWELL BIOTECH, INC. (Registrant)

By:	/s/ Shuang Liu
Name:	Shuang Liu
Title:	President and Treasurer
(principal executive officer, principal financial officer, and principal accounting officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shuang Liu, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Goldenwell Biotech, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Dated: August 3, 2020	/s/ Shuang Liu
Name: Shuang Liu
Title: President and Chief Executive Officer, and director (principal executive officer, principal financial officer, and principal accounting officer)

Dated: August 3, 2020	/s/ Hua Xie
Name: Hua Xie
Title: Secretary and director

Dated: August 3, 2020	/s/ Li Yang
Name: Li Yang
Title: Treasurer and director

Exhibit Index

Exhibit	Description

3.1	Articles of Incorporation of Registrant (1)
3.2	Bylaws of the Registrant (1)
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered (1)
10.1	Form of Subscription Agreement
10.2	Exclusive License Agreement, dated July 20, 2020, by and between Goldenwell Biotech, Inc. and Australian Trefoil Health Technologies Pty Ltd
10.3	Exclusive License Agreement, dated July 20, 2020, by and between Goldenwell Biotech, Inc. and Ji Lin JZY Biotech Inc.
23.1	Consent of Michael Gillespie & Associates, PLLC
23.2	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1)

(1)	Incorporated by reference to Registration Statement on Form S-1 (File No. 333-236561), filed with the Securities and Exchange Commission on February 21, 2020.